Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE ANNOUNCES AGREEMENT TO ACQUIRE TIMELINE LABS

Acquisition Brings Social Media Analytics

to Leading Multiscreen Television Footprint

ACTON, Mass. (Dec. 22, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multiscreen video software innovator, today announced that it has entered into a binding agreement to acquire TLL, LLC which does business as Timeline Labs. Timeline Labs is a privately-owned, California-based SaaS company that enables local broadcasters, local and national news organizations, cable news channels and other media companies and brands to analyze social media messages in real-time, find and broadcast newsworthy social trends and insights, and measure viewing audience engagement across television, mobile and PC. Timeline’s customers include FOX Television Stations, Sinclair, Media General and Tribune broadcast television stations, as well as online providers like 120Sports.com.

Under the terms of the definitive agreement, SeaChange will pay $14 million in cash, $8 million in shares of SeaChange stock, and up to an additional $2.5 million in deferred performance-based consideration payable in shares of SeaChange stock. This payment will be based on financial targets for Timeline Labs over a two-year period with payment upon achievement of these metrics occurring annually. For fiscal 2016, the transaction is anticipated to be neutral to SeaChange’s non-GAAP earnings per share. The transaction is subject to customary closing conditions and is expected to close on February 2, 2015. All Timeline Labs employees, including the CEO and senior leadership team, will join SeaChange as part of the transaction. In addition, SeaChange has agreed to name one person designated by Timeline Labs’ equityholders to the SeaChange board of directors, effective as of closing of the transaction.

Timeline Labs provides a rapidly deployed content management platform that enables its customers to discover, curate and display geographically targeted news stories that are trending across social media sites (Facebook, Instagram, Twitter, etc.) with visualizations that are ready for air on television and over-the-top. Timeline’s major investors include former executives of television networks ABC, CBS, FOX and NBC, Sinclair Broadcast Group, and Guggenheim Digital Media.

SeaChange CEO Jay Samit stated, “Timeline Labs’ success demonstrates that social media can be captured for the advantage of the television industry, bringing concrete, new value by truly reflecting and serving the current mindset of their specific audiences. While the broadcast segment represents an accretive growth opportunity for SeaChange, the Timeline Labs platform will allow us to extend the social news paradigm to multiscreen television service providers, so they can easily launch ready-made and differentiated live or on-demand content packages tailored to the interests of their subscribers.”

Timeline Labs CEO Malcolm CasSelle added, “Unlike its competitors, Timeline Labs provides best-of-breed search capabilities across multiple social networks to surface breaking and trending news for top media organizations. It also features visualization tools that let broadcasters and other news teams do what they do best: tell stories and break news. Our teaming with SeaChange is an exciting stage for Timeline Labs. We anticipate cross-selling opportunities that will help us to extend our platform to new customers including multiscreen and OTT service providers in new geographies.”

Through their shared focus on innovating to enhance television service providers’ effectiveness, SeaChange and Timeline Labs began collaborating to enable the NewCoin local TV audience measurement venture announced last week with FOX Television Stations, Tribune Media and Univision. NewCoin’s mission is to harness the data-gathering power of currently available and emerging technologies in order to create a broader based measurement tool that will accurately measure audiences across the entire spectrum of linear and digital platforms.

SeaChange will meet with television service providers and content owners during the National Association of Television Programming Executives Conference (NATPE 2015, Miami, January 20-22) and the National Cable Television Cooperative’s Winter Education Conference (San Antonio, January 26-27). Go to www.schange.com/company/events to book a demonstration appointment.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International, Inc. (NASDAQ: SEAC) enables transformative multiscreen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multiscreen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding the anticipated closing date of the Timeline acquisition, the anticipated impact of the Timeline acquisition on SeaChange’s financial results, the anticipated naming of a nominee of Timeline Labs’ equityholders to SeaChange’s board of directors, the potential impact of the Timeline acquisition and the Newcoin joint venture, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multiscreen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.